Exhibit 10.1

INSULET CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated February 27, 2019)

The purpose of the Insulet Corporation Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of the Company and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). 880,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an employee stock purchase plan under Code Section 423. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Code Section 423. In addition, the Plan authorizes grants of options to purchase shares of Common Stock (“Options”) under the Non-423 Component that do not meet the requirements of an employee stock purchase plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
1. Administration.
(a) General; Delegation of Authority. The Board has delegated its full authority under the Plan to the Committee, which shall serve as the administrator hereunder. The Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to senior officers or other persons or groups of persons as it deems necessary, appropriate, or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board, the Committee or their authorized delegatees are hereinafter referred to as the “Administrator”. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Administrator shall be construed to apply equally to the Board.
(b)     Administrator Powers. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) designate from time to time which Subsidiaries will be eligible to participate in the Plan under the 423 Component or which Subsidiaries will be eligible to participate in the Plan under the

Non-423 Component, which Subsidiaries may be excluded from participation in the Plan, and which Designated Subsidiaries will participate in each separate Offering (to the extent that the Company makes separate Offerings) ; (iii) construe and interpret the terms and provisions of the Plan and Options granted under the Plan; (iv) make all determinations it deems advisable for the administration of the Plan; (v) decide all disputes arising in connection with the Plan; (vi) designate separate Offerings under the Plan; (vii) adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Administrator specifically is authorized to adopt rules, procedures, and sub-plans, which, if applicable to a Designated Subsidiaries under the Non-423 Component of the Plan, do not have to comply with the requirements of Code Section 423, regarding, without limitation, eligibility to participate in the Plan, the definition of eligible Compensation, the handling and making of contributions, establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and (viii) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each December 1 and June 1 (each an “Offering Date”) and will end on the last business day occurring on or before the following May 31 and November 30 (each an “Exercise Date”). The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering. For purposes of the Plan, the Administrator may also designate separate Offerings under the Plan (the terms of which need not be identical) in which employees of one or more Designated Subsidiary(ies) will participate, even if the dates of the applicable Offerings are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
3. Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that they are employed by the Company on the date that is 20 business days before the first day of the applicable Offering (the “Offering Date”) and, as of the Offering Date, they are customarily employed by the Company or a Designated Subsidiary for at least 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein. Further, notwithstanding any other provision herein, in the case of an Offering under the Non-423 Component, an eligible employee (or group of eligible employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such eligible employee(s) is not advisable or practical for any reason.
4. Participation.
(a)     Participants. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to such employee’s appropriate payroll location, or by such other means as the Company may designate from time to time, at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(b)     Enrollment. The enrollment form will (i) state the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form during the enrollment period described in Section 4(a) above or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same amount of Compensation for future Offerings, provided he or she remains eligible.
(c)     Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) and up to a maximum of ten percent (10%) of such employee’s Compensation for each pay period. Each Participant’s contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company unless otherwise required under Applicable Laws. No interest will accrue or be paid on payroll deductions.
6. Deduction Changes. A Participant may not increase or decrease a payroll deduction during any Offering, but may increase or decrease a payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate a payroll deduction during an Offering.
7. Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to such Participant’s appropriate payroll location, or by such other means as the Company may designate from time to time,. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will refund to the Participant such individual’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal) as soon as administratively practicable. Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an Option to purchase shares of Common Stock on the last day of such Offering, at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 800 shares of Common Stock, or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. Unless otherwise determined by the Administrator, the Option Price will be eighty-five percent (85%) of the lower of (i) the Fair Market Value of the Common Stock on the applicable Offering Date or (ii) the Fair Market Value of the Common Stock on the Exercise Date.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or

Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Code Section 424(d) shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits such Participant rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Offering Date) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Code Section 423(b)(8) and shall be applied taking Options into account in the order in which they were granted.
9. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised such Participant’s Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as such Participant’s accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant as soon as administratively practicable.
10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be such individuals’ nominee for such purpose. Notwithstanding any other provision of this Plan, unless otherwise determined by the Administrator or required by Applicable Laws, rules or regulations, the Company shall not deliver to any Participant's certificates evidencing shares of Common Stock purchased under the Plan and instead the shares of Common Stock shall be recorded in the books of the Company (or as applicable, its transfer agent or stock plan administrator).
11. Definitions.
(a)     “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Options that satisfy the requirements for an employee stock purchase plan under Section 423 of the Code may be granted to eligible employees.
(b)     “Applicable Laws” means requirements related to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, any securities exchange or quotation system on which the shares of Common

Stock are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where the Options are or will be granted under this Plan.
(c) “Board” means the Company’s Board of Directors.
(d) “Code” means the Internal Revenue Code of 1986, as amended.
(e)     “Committee” means the Compensation Committee of the Company’s Board of Directors.
(f) “Company” means Insulet Corporation.
(g)     “Compensation” means the amount of base pay, prior to salary reduction pursuant to Code Sections 125, 132(f) or 401(k), but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.
(h)     “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time.
(i)     “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such securities exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
(j)     “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Options that are not intended to satisfy the requirements for an employee stock purchase plan under Code Section 423 may be granted to eligible employees.
(k)     “Parent” means a “parent corporation” with respect to the Company, as defined in Code Section 424(e).
(l)     “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
(m)     “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Code Section 424(f).
12. Rights on Transfer or Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to such Participant’s designated beneficiary, as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. Provided, however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent such exercise complies with Code Section 423. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Option will remain non-qualified under the Non-423 Component. An employee will not be deemed to have terminated employment for this purpose if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Code Section 423(b) if the Designated Subsidiary is participating in the 423 Component of the Plan. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by Applicable Laws or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan if such Offering is under the 423 Component of the Plan.
14. Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from such Participant’s pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such Participant.
15. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the

Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.
18. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Code Section 423(b).
19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
21. Governmental Regulations. No Option may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on an Exercise Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Option will be exercised on such Exercise Date, and the Exercise Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Exercise Date will in no event be more than 6 months from the Offering Date. If, on the Exercise Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with Applicable Law, as determined by the Company in its sole discretion, no Option will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the Participants without interest, unless the payment of interest is required by applicable law.
22. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
23. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24. Tax Withholding. The Participant will make adequate provision to satisfy any withholding obligations with respect to income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan and legally applicable to a Participant (“Tax-Related Items”), of the Company and/or the applicable Designated Subsidiary which arise with respect to Participant’s participation in the Plan or upon the disposition of the shares of the Common Stock. The Company and/or the Designated Subsidiary may, but will not be obligated to, withhold from the Participant’s Compensation or any other payments due the Participant the amount necessary to meet such withholding obligations, withholding a sufficient whole number of shares of Common Stock issued following exercise having an aggregate value sufficient to pay the Tax-Related Items or withhold from the proceeds of the sale of shares of Common Stock, either through a voluntary sale or a mandatory sale arranged by the Company or any other method of withholding that the Company and/or the Designated Subsidiary deems appropriate. The Company and/or the Designated Subsidiary will have the right to take such other action as may be necessary in the opinion of the Company or a Designated Subsidiary to satisfy withholding and/or reporting obligations for such Tax-Related Items. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
25. Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
26. Effective Date and Term. The Plan became effective on May 14, 2007, and shall continue in effect until the date on which all of the shares of Common Stock authorized for issuance under the Plan have been issued, unless earlier terminated by the Board.

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DATE PLAN APPROVED BY BOARD OF DIRECTORS: April 27, 2007
DATE PLAN APPROVED BY STOCKHOLDERS: April 27, 2007

EFFECTIVE DATE OF PLAN: May 14, 2007

DATE FIRST AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS: May 5,

2010

DATE ADDITIONAL DESIGNATED SUBSIDIARIES APPROVED BY BOARD OF

DIRECTORS: November 21, 2011

DATE SECOND AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS:

February 12, 2014

DATE THIRD AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS:

November 19, 2015

DATE FOURTH AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS:

May 11, 2016

DATE PLAN APPROVED BY BOARD OF DIRECTORS, AS AMENDED AND RESTATED:

FEBRUARY 27, 2019

DATE PLAN APPROVED BY STOCKHOLDERS: May 30, 2019

Designated Subsidiaries

Sub-Q Solutions, Inc.
Insulet Singapore PTE LTD
Insulet Canada Corporation
Insulet International Ltd.
Insulet Austria GmbH
Insulet France SAS
Insulet Germany GmbH
Insulet Netherlands B.V.
Insulet Switzerland GmbH